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SECTION 906 CERTIFICATION

BY THE

PRESIDENT & CHIEF EXECUTIVE OFFICER

In connection with this amendment to the Annual Report of KLM Royal Dutch Airlines (the "Company") on Form 20-F for the period ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Leo M. van Wijk, the President & Chief Executive Officer of the Company, certify pursuant to 18 U.S.C., section 1350, that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly represents, in all material respects, the financial condition and result of the operations of the Company.

Date: August 31, 2004

LEO M. VAN WIJK
President & Chief Executive Officer

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